Exhibit 99.1

CRYOCANN USA CORPORATION

FINANCIAL STATEMENTS

December 31, 2020 and 2019

CRYOCANN USA CORPORATION

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Cryocann USA Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Cryocann USA Corporation (the "Company") as of December 31, 2020 and 2019, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

September 14, 2021

CRYOCANN USA CORPORATION

BALANCE SHEET

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$5,706	$—
Short-term investments	10,000	—
Total current assets	15,706	—
Property and equipment	1,999	—
Total assets	$17,705	$—

LIABILITIES AND OWNERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$46,165	$—
Customer deposits	902,100	—
Interest payable - related parties	8,000	—
Notes payable - related parties	44,570	4,570
Total current liabilities	1,000,835	4,570
Total liabilities	$1,000,835	$4,570

Commitments and contingencies

Owners’ equity:
Capital stock	304,500	—
Accumulated deficit	(1,287,630)	(4,570)
Total owners’ equity	$(983,130)	$(4,570)
Total liabilities and owners’ equity	$17,705	$—

SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

CRYOCANN USA CORPORATION

STATEMENT OF OPERATIONS

	Year Ended December 31,
	2020	2019

Operating Expenses:
Research and development	$851,500	—
General and administrative	423,560	4,570
Total operating expenses	1,275,060	4,570

Other expense
Interest expense	8,000	—
Net loss	$(1,283,060)	$(4,570)

Net loss per share - basic and diluted	$(267.30)	—

Weighted average shares outstanding - basic and diluted	4,800	—

SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

CRYOCANN USA CORPORATION

STATEMENT OF CHANGES IN OWNERS' EQUITY

	Shares	Owners’ Contributions	Stock Subscription Receivable	Accumulated Deficit	Total Owners’ Equity
Balance at January 1, 2019	-	$-	$-	$-	$-
Issuances of common stock	1,000	1,000	(1,000)	-	-
Net loss	-	-	-	(4,570)	(4,570)
Balance at December 31, 2019	1,000	1,000	(1,000)	(4,570)	(4,570)
Issuances of common stock	3,800	303,500	1,000	-	304,500
Net loss	-	-	-	(1,283,060)	(1,283,060)
Balance at December 31, 2020	4,800	$304,500	$-	$(1,287,630)	$(983,130)

SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

CRYOCANN USA CORPORATION

STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,283,060)	$(4,570)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest expense on note payable - related parties	8,000	—
Depreciation expense	69	—
Change in operating assets and liabilities:
Accounts payable and accrued expenses	46,165	—
Net cash used in operating activities	$(1,228,826)	$(4,570)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in short-term investment	(10,000)	—
Proceeds from customer deposits	902,100	—
Purchase of equipment	(2,068)	—
Net cash used in investing activities	$890,032	$—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuances of common stock	304,500	—
Proceeds from note payable	80,000	4,570
Payments on note payable	(40,000)	—
Net cash provided by financing activities	$344,500	$4,570

Net increase in cash	5,706	—
Cash and cash equivalents at beginning of year	—	—
Cash and cash equivalents at end of year	$5,706	$—

Supplemental cash flow information:
Cash paid for income taxes	—	—

SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

CRYOCANN USA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

Note 1 - Nature of Operations

Universal Modular Solutions was incorporated in the State of California on April 19, 2019. In 2020, Universal Modular Solutions changed its name to CryoCann USA Corporation (the “Company”). The Company amended its Articles of Incorporation in the State of California to be under the name CryoCann USA Corporation on February 10, 2020. The Company is headquartered in Santa Ana, California.

The Company is a designer and seller of cannabis (including hemp) equipment used in the harvesting, drying, refinement, and extraction processes. The Company’s is focused on advancing their CryoMass Refinement Systems (“Refinement Systems”), which uses the Company’s patented technology to freeze the entire cannabis plant, and fully separates various parts of the plant, including THC and CBD.

While incorporated in 2019, the Company did not begin operations until amending their articles of incorporation in 2020. However, Management did note that the Company did engage in a transaction in 2019 in which a loan was entered into with a related party to assist with start-up and organizational costs during the Company’s inception. As a result, the Company has presented comparative financial statements for the years ending December 31, 2020 and December 31, 2019, noting that the only activity during 2019 is the related party loan payable.

Note 2 - Liquidity and Going Concern

As of December 31, 2020, the Company had $5,706 in cash and cash equivalents. Net cash used in operating activities was $1,228,826 for the year ended December 31, 2020. Net loss for the year ended December 31, 2020 was $1,283,060. As of December 31, 2020, the Company had an accumulated deficit of $1,243,629. The Company has funded its operations through issuances of equity securities and the Company plans to support its operations by continuing to raise the additional capital until the planned operating results are achieved. The Company has incurred substantial losses and negative cash flows from operations to date and expects to incur operating losses for the foreseeable future as it expands its commercialization efforts of its current product. The Company is unable to predict the extent of any future losses or when the Company will become profitable, if at all.

These financial statements have been prepared under the assumption that the Company will continue as a going concern. Due to the Company’s recurring and expected continuing losses from operations, the Company has concluded there is substantial doubt in the Company’s ability to continue as a going concern within one year of the issuance of these financial statements without additional capital becoming available to attain further operating efficiencies and, ultimately, to generate profitability. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company will be required to raise additional capital to continue to support its operations at the current cash expenditure levels; however, the Company cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that the Company raises additional funds by issuing equity securities, its stockholders may experience significant dilution. Any debt financing, if available, may include potential dilutive instruments and include restrictive covenants that impact the Company’s ability to conduct business. If the Company is unable to raise additional capital when required or on acceptable terms, the Company may have to (i) significantly scale back its current operations and/or commercialization efforts or (ii) relinquish or otherwise dispose of rights to technologies or products on unfavorable terms.

CRYOCANN USA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

The Company entered into a non-binding letter of intent with Andina Gold Corp. (“Andina”) on February 25, 2021 for a proposed asset purchase transaction of the Company’s assets. On June 22, 2021, Andina entered into an Asset Purchase Agreement with the Company (the “Acquisition”). The Acquisition was consummated on June 23, 2021. The aggregate purchase price for substantially all the assets of the Company is $3.5 million in cash and 10,000,000 shares of Andina common stock (the “Purchase Price”), of which $1,000,000 in cash and 10,000,000 shares of Andina common stock were paid at closing and a promissory note was issued for $1,252,316.44 payable by Andina to the Company on October 15, 2021, which represents the remaining Purchase Price of $2,500,000 minus the amount owed by the Company under a Loan Agreement dated April 23, 2021 by and between the Company and Andina. Each of Andina and the Company have made customary representations, warranties, covenants, and indemnities in connection with the Acquisition. Management believes that the acquisition of the Company by Andina will allow the Company to continue operations for the foreseeable future.

Note 3 - Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with GAAP. The Company has one subsidiary in CryoCann USA Corporation Nevada (“CryoCann Nevada”), however, there has been no activity for CryoCann Nevada to date and for the year ended December 31, 2020 and 2019. The Company operates as one segment from its corporate headquarters in California.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

●	Level 2: Observable prices that are based on inputs not quoted on active markets but corroborated by market data.

●	Level 3: Unobservable inputs which are supported by little or no market activity and values determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The carrying values reported in the consolidated balance sheets for cash, prepaid expenses, accounts payable, accrued expenses, and customer deposits approximate fair values because of the immediate or short-term maturities of these financial instruments. There were no other assets or liabilities that require fair value to be recalculated on a recurring basis.

CRYOCANN USA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

Cash and Cash Equivalents

The Company considers all highly liquid investing instruments, which consist solely of certificate of deposits, purchased with an original maturity of three months or less to be cash equivalents. Cash is maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company has not experienced any losses related to these balances.

Short-term investments

Investments with maturities greater than 90 days but less than one year are classified as short-term investments on the consolidated balance sheets and consist of certificates of deposit. Accrued interest on certificates of deposit are also classified as short term investment.

Our short-term investments are considered available for use in current operations, are classified as available-for-sale securities. Available for sale securities are carried at fair value. The certificates of deposit have a maturity date of August 13, 2021. No unrealized gain or loss was recorded on available for sale securities the year ended December 31, 2020. The Company did not have any short-term investments for the year ended December 31, 2019.

Related Party Accounts Receivable

During the year ended December 31, 2020, the Company advanced $46,000 to an employee. As of December 31, 2020, it was determined that the related party receivable was uncollectible, and the entire receivable was written off as a bad debt expense included in general and administrative expenses.

CRYOCANN USA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

Property and Equipment, net

Purchase of property and equipment are recorded at cost. Improvements and replacements of property and equipment are capitalized. Maintenance and repairs that do not improve or extend the lives of property and equipment are charged to expense as incurred. When assets are sold or retired, their cost and related accumulated depreciation are removed from the accounts and any gain or loss is reported in the consolidated statements of operations. The Company currently owns a computer with an estimated useful life of five years for which depreciation expense is recognized using the straight-line method.

Customer Deposits

The Company receives payments from customers as down payment for the Company’s CryoMass Refinement Systems. However, since the Company has not been able to fulfill its obligations, a liability has been recorded on these deposits until the Company is able to deliver the product to the customer. See Note 4 for additional details.

Revenue Recognition

The Company will determine its revenue recognition policy in accordance with ASC 606 Revenue from Contracts with Customers when it commences revenue-generating operations.

General and Administrative Expenses

General and Administrative expenses encompass travel expenses, accounting expenses, board fees, personnel costs, professional and legal fees and depreciation related to the property and equipment. Personnel costs consist primarily of consulting expense and administrative salaries and wages. Professional services are principally comprised of outside legal and professional fees.

Research and Development Expenses

Costs relating to research and development are expensed as incurred. Costs primarily relate to engineering and design salaries and related benefits, as well as material and equipment costs related to the construction, testing, product design and development of the CryoMass Refinement Systems.

CRYOCANN USA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is likely that the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Recently Adopted Accounting Standards

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lessees to put most leases on their balance sheets by recognizing a lessee’s rights and obligations, while expenses will continue to be recognized in a similar manner to today’s legacy lease accounting guidance. Topic 842 will be effective on January 1, 2021, with early adoption permitted. The adoption of the ASU did not have a significant impact on the Company.

In March 2017, the FASB issued ASU No. 2017-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2017-09”). The new standard identifies areas for simplification involving several aspects of accounting for share-based payment transactions, including the income tax consequences, classification of awards as equity or liabilities, an option to recognize gross stock compensation expense with actual forfeitures recognized as they occur, as well as certain classifications on the statement of cash flows. This guidance is effective for the Company for annual reporting periods beginning after December 15, 2017, with early adoption permitted. The adoption of the ASU did not have a significant impact on the Company.

In March 2018, the FASB issued ASU 2018-05, Income Taxes (Topic 740): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118, which amends the FASB Accounting Standards Codification and XBRL Taxonomy based on the Tax Cuts and Jobs Act (the “Act”) that was signed into law on December 22, 2017 and Staff Accounting Bulletin No. 118 (“SAB 118”) that was released by the Securities and Exchange Commission. The Act changes numerous provisions that impact U.S. corporate tax rates, business-related exclusions, and deductions and credits and may additionally have international tax consequences for many companies that operate internationally. The Company adoption of this ASU did not have a material impact on its financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement. This amendment modifies the disclosure requirements for fair value measurements. The guidance is effective for all entities for fiscal years ending after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted. Management elected to adopt ASU 2018-13 on February 10, 2020, the date the Company was incorporated. The disclosures have been prepared to reflect the ASU.

CRYOCANN USA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

Recently Issued Accounting Pronouncements

In October 2020, the FASB issued ASU 2020-10, Codification Improvements, which updates various codification topics by clarifying or improving disclosure requirements to align with the SEC’s regulations. The guidance is effective for the Company beginning in the first quarter of fiscal year 2022 with early adoption permitted. The Company is currently in the process of assessing the impact of this ASU on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Note 4 - Customer Deposits

The Company entered into a distribution agreement (the “Distribution Agreement”) with PX2 Holdings, LLC (“PX2 Holdings”) on April 11, 2020, whereby PX2 Holdings agreed to be the Company’s sole and exclusive distributor of the Company’s entire equipment product line. The Company receives customer down payments through PX2 Holdings for the Company’s CryoMass Refinement System. The Company is unable to deliver the system to customers who have made down payments, and PX2 Holdings is held in obligation, however the liability is recognized by the Company until the CryoMass Refinement System can be delivered to the customers. The Chief Executive Officer of the Company is majority shareholder in PX2. See Note 6 for more details on related parties.

During the year ended December 31, 2020, the Company received $902,100 in customer deposits for the delivery of the CryoMass Refinement System from PX2 Holdings on behalf of customers. The Company recorded these deposits as a liability due to customers as of December 31, 2020, as the CryoMass Refinement Systems were incomplete as of the end of the period, with uncertainty surrounding the completion of the systems.

In connection with the Company’s failed delivery of the CryoMass Refinement System to PX2 Holdings customers, the Company entered into a forbearance and security agreement (the “Forbearance Agreement”) with PX2 Holdings, PolarSep Harvesting, Inc (“PolarSep”), and other prospective purchasers of the Company’s CryoMass Refinement System. The Agreement is effective as of April 30, 2021. Per the Forbearance Agreement, the Company has agreed to pay PolarSep $700,000, of which $387,900 is owed by PX2 Holdings to PolarSep, however the Company additionally owes PX2 Holdings $453,000, and therefore will pay the full $700,000 to PolarSep and receive an offsetting credit of $387,900 on the liability owed to PX2 Holdings for a net payment of $65,100. These balances represent reimbursements of customer deposits received in 2020 and 2021 for the CryoMass Refinement Systems, contingent upon completion of the systems. As stated above, the Company received $902,100 in payments prior to December 31, 2020, while the remaining deposits were received subsequent to December 31, 2020. The Chief Executive Officer of the Company is majority shareholder in PolarSep. See Note 6 for more details on related parties.

CRYOCANN USA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

Note 5 - Notes Payable - Related Parties

On November 16, 2020, the Company agreed to a loan with Cimco Management Group (“Cimco”) in the principal amount of $40,000 (the “November Loan”). The November Loan matures on November 16, 2021 and interest on the loan is a flat fee of $4,000. The November Loan principal was paid in full to Cimco during the year ended December 31, 2020. The interest due on the loan was outstanding as of December 31, 2020.

On December 15, 2020, the Company agreed to an additional loan with Cimco in the principal amount of $40,000 (the “December Loan”). The December Loan matures on December 15, 2021 and interest on the loan is a flat fee of $4,000. The December Loan principal and interest remained outstanding as of December 31, 2020. The Chief Executive Officer of the Company is a shareholder of Cimco. See Note 6 for additional details on related parties.

Note 6 - Related Party Transactions

The Company’s Chief Executive Officer is the majority shareholder in MJV Capital, LLC (“MJV Capital”). MJV Capital is considered a related party of the Company due to the common ownership of the Company’s Chief Executive Officer. During the year ended December 31, 2020, the Company issued 300 shares to MJV Capital for cash proceeds of $300,000. As of December 31, 2020, there were no amounts due to or from MJV Capital.

The Company’s Chief Executive Officer is the majority shareholder in PolarSep. PolarSep is considered a related party of the Company due to the common ownership of the Company’s Chief Executive Officer. Additionally, three shareholders of the Company were shareholders in PolarSep, as well. As of December 31, 2020, there was $700,000 due to PolarSep, which is included in customer deposits.

The Company’s Chief Executive Officer is the majority shareholder in PX2 Holdings. PX2 Holdings is considered a related party of the Company due to the common ownership of the Company’s Chief Executive Officer. As of December 31, 2020, there was $65,100 due to PX2 Holdings, which is included in customer deposits.

The Company’s Chief Executive Officer is the majority shareholder and Chief Executive Officer of Cimco. Cimco is considered a related party of the Company due to the common ownership of the Company’s Chief Executive Officer. As of December 31, 2020, the Company owed $40,000 in notes payable and $8,000 in interest payable outstanding.

CRYOCANN USA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

Note 7 - Owners’ Equity

The Company is authorized to issue 100,000,000 shares of common stock, no par value. The holders of the common stock are entitled to one vote per each share with respect to each matter voted on by the shareholders of the Company.

On May 6, 2019 the Company issued 1,000 shares of common stock. The shareholder did not pay for the common stock until February 6, 2020. The Company received cash proceeds for the issuance of common stock of $1,000.

On April 27, 2020 the Company issued 3,500 shares of common stock to three shareholders. The Company issued 1,250 shares of common stock to the Chief Executive Officer for $1,250 of cash proceeds. The Company issued 1,125 to another shareholder in exchange for cash proceeds of $1,125. The Company issued an additional 1,125 shares to a third shareholder in exchange for cash proceeds of $1,125.

On July 6, 2020 the Company issued 300 shares of common stock for proceeds of $300,000.

Note 8 - Income Taxes

We have concluded that there was no impact related to uncertain tax positions from the company’s results of operations for the years ended December 31, 2020 and 2019. It was determined that, based on the financial performance of the Company, any deferred tax assets should be offset by a full valuation allowance, as the Company would not see any future benefit from those deferred tax assets. The U.S. is the major tax jurisdiction for us and the earliest tax year subject to examination by the taxing authority is 2017.

Note 9 - Commitments and Contingencies

Legal Proceedings

The Company may be involved in lawsuits, claims and proceedings incidental to the ordinary course of business. The Company accounts for such contingencies when a loss is considered probable and can be reasonably estimated.

There were no material commitments or contingencies as of December 31, 2020 and 2019.

Note 10 -Subsequent Events

On February 25, 2021 the Company entered into a non-binding letter of intent (“LOI”) with Andina for a proposed asset purchase transaction. On June 22, 2021, Andina entered into an Asset Purchase Agreement with the Company (the “Acquisition”). The Acquisition was consummated on June 23, 2021. The aggregate purchase price for substantially all the assets of the Company is $3.5 million in cash and 10,000,000 shares of Andina common stock (the “Purchase Price”), of which $1,000,000 in cash and 10,000,000 shares of Andina common stock were paid at closing and a promissory note was issued for $1,252,316.44 payable by Andina to the Company on October 15, 2021, which represents the remaining Purchase Price of $2,500,000 minus the amount owed by the Company under a Loan Agreement dated April 23, 2021 by and between the Company and Andina. Each of Andina and the Company have made customary representations, warranties, covenants, and indemnities in connection with the Acquisition. Management believes that the acquisition of the Company by Andina will allow the Company to continue operations for the foreseeable future.